AMENDMENT NO. 1
TO
INVESTMENT SUB-ADVISORY AGREEMENT


	THIS AMENDMENT NO. 1 ("Amendment") TO
INVESTMENT SUB-ADVISORY AGREEMENT (the
"Agreement") is effective as of November 1, 2014, by and among The Variable Annuity Life Insurance Company
("VALIC") and AllianceBernstein L.P. (the "Sub-Adviser").

	RECITALS

       WHEREAS, VALIC and VALIC Company I ("VC
I") entered into an Investment Advisory Agreement dated
January 1, 2002, as amended December 19, 2014, with respect to the Covered Funds reflected in Schedule A; and

       WHEREAS, VALIC and the Sub-Adviser are parties to that certain Investment Sub-Advisory Agreement dated
December 19, 2012 (the "Agreement") with respect to the VC
I Covered Fund(s) with the Sub-Adviser, as listed on Schedule
A thereto.

       NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and the Sub-Adviser agree as follows:

1.	Schedule A Amendment.  Schedule
A to the Agreement is hereby amended to reflect the change in the sub-advisory fees of the Dynamic
Allocation Fund ("Fund") for which the Sub-Adviser will manage a portion of the Fund's assets (the
"Overlay Component"). The amended Schedule A is attached hereto.

2.	Fund Transactions. The Agreement
is hereby supplemented by including the following provision as Section 12:

12.	Fund Transactions

To the extent permitted by
the Covered Fund's
current prospectus and
statement of additional
information, the Sub-
Adviser is hereby directed
and authorized by VALIC
to (i) negotiate, enter into
and execute trading and
other agreements on the
Coverd Fund's behalf with
third parties such as
counterparties, clearing
houses, clearing members,
trading venues and such
other intermediaries
(including the Trust's
custodian) (each, a
"Market Participant") as
the Sub-Adviser deems
appropriate including, but
not limited to, ISDA
Agreements, as
supplemented by any
schedule, credit support
annex (or pledge
agreement), and/or
confirmations thereto,
listed options agreements,
as supplemented by  any
addendum  hereto related
to exchange-traded
derivative transactions
agreements, repurchase
agreement facilities,
master forward securities
transaction agreements,
standard industry protocol
arrangements (including
those published by ISDA)
and any such other
agreements or
arrangements as may be
necessary or desirable to
effect the investments and
transactions contemplated
by the Covered Fund's
investment guidelines and
(ii) effect transactions in
derivatives with such
counterparties, in such a
manner and on such
trading venues as the Sub-
Adviser considers
appropriate. Where
applicable, all such
transactions shall be
effected in accordance
with the rules and
regulations (if any) of the
relevant trading venue and
the Sub-Adviser may take
all such steps as the Sub-
Adviser considers
reasonable or as may be
required or permitted by
such rules and regulations
and/or by appropriate
market practice. Upon the
reasonable request of
VALIC, the Sub-Adviser
will provide copies of any
such agreements or other
documents to VALIC.

The Sub-Adviser also is
authorized on a continuing
basis to maintain at Markit
Group Limited (or such
other intermediaries as it
deems reasonable) for
delivery to relevant
Market Participants,
information (including
confidential information)
relating to the Covered
Fund(s) and all such
constituent and other
documentation as may be
required by such Market
Participants in connection
with the Sub-Adviser's
use of derivatives and/or
in order to effect, clear or
otherwise manage
transactions in derivatives
on behalf of the Covered
Fund(s).

To the extent applicable,
upon any termination of
the Agreement, VALIC
agrees that the Sub-
Adviser shall have the
authority to close any
open futures or listed
options contracts and/or to
execute currency forward
and spot contracts in the
Fund for purposes of off-
setting any open forward
positions in the Fund.

3.	Counterparts.  This Amendment
may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Full Force and Effect.  Except as
expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

5.	Miscellaneous.  Capitalized terms
used but not defined herein shall have the meanings assigned to them in the Agreement.


[Remainder of the Page Intentionally Left Blank]



       IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

THE VARIABLE ANNUITY LIFE
	ALLIANCEBERNSTEIN, LP
INSURANCE COMPANY

By: /s/ Kurt W. Bernlohr
	By:  /s/ Louis T. Maylan

Name:	Kurt W. Bernlohr
	Name:	Louis T. Maylan

Title:	President
	Title: 	Assistant Secretary



SCHEDULE A
COVERED FUND(S)


Effective November 1, 2014


Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

       	Covered Fund				Fee

		Dynamic Allocation Fund
	0.24% on the first $500 million;

	0.21% on the next $1 billion; and

	0.19% on assets over $1.5 billion



    The Sub-Adviser shall be paid a composite fee based on the aggregate assets of the Overlay Component it manages for the Dynamic Allocation Fund of VALIC Company I, the
SunAmerica Dynamic Allocation Portfolio and the
SunAmerica Dynamic Strategy Portfolio, both of
SunAmerica Series Trust.